                                                                  EXHIBIT (4)(a)

             PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA
                           PHILADELPHIA, PENNSYLVANIA


                                      RIDER

                        AMENDMENT OF CONTRACT PROVISIONS
                             (FOR UNISEX CONTRACTS)


    The Contract is amended as follows:

1. The MISSTATEMENT OF AGE AND SEX Provision is deleted and replaced by the following:


         MISSTATEMENT OF AGE. If the age of the Annuitant has been misstated, we will pay the amount which the proceeds would have purchased at the correct age.

                  If we make an overpayment because of an error in age, the overpayment plus interest at 3% compounded annually will be a debt against this contract. If the debt is not repaid, future payments will be reduced accordingly.

                  If we make an underpayment because of an error in age, any annuity payments will be recalculated at the correct age, and future payments will be adjusted. The underpayment with interest at 3% compounded annually will be paid in a single sum.



2. Item B of the GENERAL PROVISIONS under PAYMENT OPTIONS is deleted and replaced by the following:



         B. Proof satisfactory to us of the identity and birth date of any person on whose life an annuity depends shall be provided to us before any annuity payments will be made.



       3. The OPTION TABLE is deleted and replaced by the following table:




                           (continued on reverse side)

                                  OPTION TABLE

             GUARANTEED AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF
                              ANNUITY VALUE APPLIED

             GUARANTEED MONTHLY PAYMENTS                                 GUARANTEED MONTHLY PAYMENTS

       Age                                10 Year                Age                                 10 Year
       of           Life Only         Period Certain             of           Life Only          Period Certain
    Payee          (Option A)           (Option B)            Payee           (Option A)              (Option B)
    -----          ----------           ----------            -----           ----------              ----------
       5               $2.70                $2.70                45               $3.39                 $3.39
       6                2.71                 2.71                46                3.42                  3.42
       7                2.72                 2.72                47                3.46                  3.46
       8                2.72                 2.73                48                3.50                  3.50
       9                2.73                 2.73                                  3.54                  3.54

       10               2.74                 2.74                50                3.59                  3.58
       11               2.75                 2.75                51                3.63                  3.62
       12               2.76                 2.76                52                3.68                  3.67
       13               2.77                 2.77                33                3.73                  3.72
       14               2.79                 2.78                54                3.78                  3.76

       15               2.79                 2.79                55                3.83                  3.82
       16               2.80                 2.80                56                3.89                  3.87
       17               2.81                 2.81                57                3.95                  3.93
       18               2.82                 2.83                58                4.01                  3.99
       is               2.83                 2.84                59                4.07                  4.05

       20               2.85                 2.85                60                4.14                  4.11
       21               2.86                 2.86                61                4.21                  4.18
       22               2.87                 2.88                62                4.29                  4.25
       23               2.89                 2.89                63                4.37                  4.33
       24               2.90                 2.90                64                4.46                  4.41

       25               2.92                 2.92                65                4.55                  4.50
       26               2.93                 2.93                66                4.64                  4.58
       27               2,95                 2.95                67                4.75                  4.68
       28               2.96                 2.97                68                4.86                  4.78
       29               2.98                 2.98                69                4.97                  4.88

       30               3.00                 3.00                70                5.09                  4.99
       31               3.02                 3.02                71                5.22                  5.10
       32               3.04                 3.04                72                5.36                  5.21
       33               3.06                 3.06                73                5.51                  5.34
       34               3.08                 3.08                74                5.67                  5.46

       35               3.10                 3.10                75                5.83                  5.60
       36               3.13                 3.13                76                6.01                  5.73
       37               3.15                 3.15                77                6.19                  5.87
       38               3.18                 3.18                78                6.39                  6.02
       39               3.20                 3.20                79                6.60                  6.17

       40               3.23                 3.23                80                6.82                  6.32
       41               3.26                 3.26                81                7.06                  6.48
       42               3.29                 3.29                82                7.31                  6.64
       43               3.32                 3.32                83                7.58                  6.80
       44               3.35                 3.35                84                7.87                  6.97

                                                                 85*               8.17                  7.13


  *Payment shown applies to all younger ages.

 **Payment shown applies to all older ages.

Attached by Provident Mutual Life Insurance Company of Philadelphia on the Issue Date of the contract.


                                           ROBERT W. KLOSS
                                           President and Chief Executive Officer